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                                                                      EXHIBIT 11



                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                         Three months ended     Six months ended
                                             June 30, 1994         June 30, 1994
                                         -----------------     -----------------
       1.  Net income                          $ 8,619,636         $16,817,588
       2.  Weighted average common
            shares outstanding                  19,321,178          19,408,975
                                               -----------          ----------

       3.   Earnings per
           common share                        $      0.45         $      0.87
                                               ===========         ===========

       4.  Weighted average common
            shares outstanding                  19,321,178          19,408,975

       5.  Common stock equivalents
            due to dilutive
            effect of stock options              1,012,746             983,568
                                               -----------          ----------

       6.  Total weighted average
            common shares and
            equivalents outstanding             20,333,924          20,392,543
                                               ===========          ==========

       7.  Primary earnings per share         $       0.42         $      0.82
                                              ============         ===========

       8.  Total weighted average
            common shares and
            equivalents outstanding
            (Line 6)                            20,333,924          20,392,543

       9.  Additional dilutive shares
            using end of period market
            value versus average market
            value for the computation of
            stock options under the
            treasury stock method                   48,266              92,544
                                               -----------         -----------

      10.  Total shares for fully
            diluted earnings per share          20,382,190          20,485,087
                                               ===========         ===========

      11.  Fully diluted earnings
            per share                          $      0.42         $      0.82
                                               ===========         ===========





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